UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014 (November 3, 2014)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 627-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 below is incorporated herein by reference. The private placement of Spectra Energy Partners, LP (the “Partnership”) units issued in connection with the Second Closing (as defined below) was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

Item 8.01. Other Events.

As previously disclosed, on August 5, 2013, the Partnership entered into a Contribution Agreement (as amended, the “Contribution Agreement”) with Spectra Energy Corp (“SE Corp”), pursuant to which SE Corp agreed to contribute to the Partnership substantially all of its interests in its subsidiaries that own U.S. transmission and storage and liquids assets and to assign to the Partnership its interests in certain related contracts (the “Dropdown Transactions”).

As previously disclosed, pursuant to the Contribution Agreement, on November 1, 2013, the Partnership and SE Corp completed the closing of substantially all of the Dropdown Transactions (the “First Closing”), with the remaining closings of the Dropdown Transactions expected to occur at least 12 months following the First Closing (the “Second Closing”) and at least 12 months following the Second Closing (the “Third Closing”).

Pursuant to the Contribution Agreement, on November 3, 2014, the Partnership and SE Corp completed the Second Closing, which resulted in the Partnership’s acquisition of:

(i)	an additional 24.95% interest in Southeast Supply Header, LLC (“SESH”), an approximate 290-mile natural gas transmission system, with associated compressor stations, owned jointly by the Partnership, SE Corp, CenterPoint Energy, Inc., Enable Midstream Partners, LP and certain of their respective affiliates, giving the Partnership a 49.9% interest in that system (with SE Corp’s remaining 0.1% interest in SESH to be contributed to the Partnership at the Third Closing); and

(ii)	SE Corp’s remaining 1% interest in Steckman Ridge, LP, a 12 billion cubic foot depleted reservoir storage facility located in south central Pennsylvania, resulting in Steckman Ridge, LP being owned 50% by the Partnership and 50% by NJR Steckman Ridge Storage Company.

In connection with the Second Closing, the Partnership paid to SE Corp aggregate consideration consisting of 4,287,987 newly issued common units issued to certain subsidiaries of SE Corp. Also, in connection with the Second Closing, the Partnership issued 85,760 newly issued general partner units to Spectra Energy Partners (DE) GP, LP, the general partner of the Partnership (the “General Partner”) in exchange for 85,760 common units tendered by the General Partner in order to maintain its 2% general partner interest in the Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

/s/ J. Patrick Reddy
J. Patrick Reddy Vice President and Chief Financial Officer

Date: November 6, 2014